Exhibit 99.1

stc group and AST SpaceMobile Announce 10-Year Commercial Agreement and Long-Term Revenue Commitment for Space-based Cellular Broadband Connectivity

Collaboration for rollout in Saudi Arabia and select markets in the Middle East and Africa

MIDLAND, TX, and Riyadh, Saudi Arabia, October 29, 2025 - AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, and stc group, a leading digital enabler in the Middle East and North Africa (MENA) region, today announced the signature of a 10- year commercial agreement to enable direct-to-device satellite mobile connectivity across Saudi Arabia and key regional markets. As part of this agreement, stc has committed to a prepayment of $175 million for future services and made a significant long-term commercial revenue commitment.

AST SpaceMobile will integrate its space-based cellular broadband connectivity with stc’s terrestrial infrastructure to expand mobile coverage across Saudi Arabia, as well as select countries in the Middle East and Africa. The partnership aims to eliminate connectivity gaps by delivering 5G and 4G LTE services directly to standard mobile phones without the need of any specialized software or device support or updates, for consumers, enterprises, and government sectors, ensuring seamless voice and broadband access

Under this agreement, the first in the region for AST SpaceMobile, the company will build three ground gateways in Saudi Arabia and establish a Network Operations Center (NOC) in Riyadh to support the network’s operations and service quality. These key infrastructure developments will be instrumental in providing seamless connectivity across the region.

The partnership will extend broadband cellular coverage to remote and underserved areas, empowering millions of people with reliable, high-speed connectivity. By complementing stc’s existing mobile networks, AST SpaceMobile’s technology will help drive economic development, education, and digital inclusion across the region.

“stc group regional leadership and commitment to innovation, combined with our pioneering space-based network, will create a paradigm shift in how people connect” said Abel Avellan, Founder, Chairman, and CEO of AST SpaceMobile “We are pleased to partner with stc as the first regional operator to collaborate with us on this groundbreaking initiative. This partnership is another major leap forward to deliver on the promise of truly universal mobile broadband coverage, bridging the digital divide and empowering millions with reliable and easy-to-use connectivity.”

Olayan Alwetaid, CEO of stc group, said: “By expanding coverage by using the latest innovations in telecommunications technology, stc and AST SpaceMobile are bridging connectivity gaps and ensuring no one is left out of the digital future. It’s a step forward in our ambition to lead in digital infrastructure and deliver world-class connectivity access to everyone, no matter where they are.”

With this agreement, stc group will become the first operator in the region to adopt direct-to-device satellite broadband connectivity, advancing its strategy to expand digital access, invest in next-generation infrastructure, and shape the future of mobile connectivity across the Kingdom and beyond. By leveraging AST SpaceMobile’s technology, stc group aims to extend its network far beyond the limits of traditional terrestrial infrastructure, delivering enhanced mobile access to customers and reinforcing its position as a leading digital enabler in the region.

Commercial services are anticipated to launch during the fourth Q of 2026, contingent upon securing full regulatory authorization, licensing, and compliance from the Communications, Space and Technology Commission (CST) of Saudi Arabia and other relevant regulatory bodies across the 15-country operating footprint.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

About stc group:

stc group is a digital enabler, offering advanced solutions and driving a role in the digitalization process. The group provides a comprehensive suite of services encompassing digital infrastructure, cloud computing, cybersecurity, Internet of Things (IoT), digital payments, digital media, and digital entertainment. The group comprises 13 subsidiaries across the Kingdom of Saudi Arabia, the Middle East, North Africa, and Europe.

To know more about stc group: Click here

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov . Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com